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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registration [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]    Definitive Proxy [ ] Statement[ ]
[ ]    Definitive Additional Materials
[X]    Soliciting Material Pursuant to ss.240.14a-12

                             CELEBRATE EXPRESS, INC.
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                (Name of Registrant as Specified In Its Charter)

                The Celebrate Express Shareholder Value Committee
                        Kenneth H. Shubin Stein, MD, CFA
                         Spencer Capital Management, LLC
                      Spencer Capital Opportunity Fund, LP
                          Spencer Capital Partners, LLC
                 Spencer Capital Offshore Opportunity Fund, Ltd.
                     Spencer Capital Offshore Partners, LLC
                              Stephen Roseman, CFA
                         Thesis Capital Management, LLC
                               Thesis Capital, LP
                       Thesis Capital Master Fund Limited
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


       1)   Title of each class of securities to which transaction applies:

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       2)   Aggregate number of securities to which transaction applies:

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       3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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       4)   Proposed maximum aggregate value of transaction:

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       5)   Total fee paid:

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[ ]    Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)   Amount Previously Paid

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       2)   Form, Schedule or Registration Statement No.:

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       3)   Filing Party:

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       4)   Date Filed:

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


     On August 7, 2006, The Celebrate Express Shareholder Value Committee issued the following letter to Celebrate Express, Inc. shareholders.

                                       ***

                THE CELEBRATE EXPRESS SHAREHOLDER VALUE COMMITTEE
                       c/o Spencer Capital Management, LLC
                            1995 Broadway, Suite 1801
                            New York, New York 10023

August 7, 2006


Dear Fellow Celebrate Express Shareholder:

As you may be aware from our recent Schedule 13D filings, members of The Celebrate Express Shareholder Value Committee collectively own approximately 19% of the shares outstanding. As the largest shareholders of Celebrate Express, we are very concerned about the Company's future.

Over the last several months, we have had numerous discussions with management and members of the Board about the direction of the Company. In those discussions, we requested two Board seats in order to provide to the Board, on an ongoing basis, perspectives that would benefit all shareholders equally. Despite our owning almost one-fifth of the Company's stock, this request was squarely rejected, as was a suggestion by a current member of the Board - which we were prepared to consider at the time - that we be given just a single Board seat.

We are now convinced, however, that we must have even greater Board representation than we previously requested in order to influence the Company's strategic direction in a meaningful way. Recent Board actions alarm us as shareholders: only last month, in an apparent response to our efforts, the Board unilaterally implemented a poison pill and adopted several bylaw amendments aimed at limiting shareholder rights. Significantly, the Board changed the Company's bylaws so that a majority of the Company's shareholders can no longer amend them. Rather, a supermajority of 66 2/3% of the outstanding stock is now required.

As a result, we have notified the Company that we intend to propose a slate of three nominees for election to the Board at the 2006 Annual Meeting of Shareholders, which we expect will be held in October. Currently, there are six directors on the Board, and we believe that three of the six directors must be put up for election at the Annual Meeting.

If elected, our nominees will push to establish a Board committee to consider and pursue strategic alternatives for the Company, including a possible sale of the Company. We believe this is a necessary step toward maximizing value for all shareholders, and a process that should be undertaken immediately. However, even if the Board heeds our call for an immediate process of exploring strategic alternatives, we believe additional shareholder representatives must be added to the Board. We think that a strategic alternatives process would benefit greatly both from the input of our nominees and from the mandate that the election of our nominees would represent. We hope you will support us in this endeavor.

Once our preliminary proxy materials are filed with the SEC, we will seek to communicate with many of you directly, with the help of our proxy solicitors at D.F. King & Co., Inc.

                                   Sincerely,



  /s/ Kenneth H. Shubin Stein, MD, CFA         /s/ Stephen Roseman, CFA
  ------------------------------------         ------------------------
    Kenneth H. Shubin Stein, MD, CFA             Stephen Roseman, CFA
     Spencer Capital Management, LLC        Thesis Capital Management, LLC


THE CELEBRATE EXPRESS SHAREHOLDER VALUE COMMITTEE STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ ITS PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION. ANY SUCH PROXY STATEMENT, WHEN FILED, AND ANY OTHER RELEVANT DOCUMENTS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, STOCKHOLDERS MAY ALSO OBTAIN A COPY OF ANY SUCH PROXY STATEMENT, WHEN FILED, WITHOUT CHARGE, BY CONTACTING OUR PROXY SOLICITOR, D.F. KING & CO., INC., AT ITS TOLL-FREE NUMBER: (800) 735-3591, OR AT CESVC@DFKING.COM.

The following persons are anticipated to be, or may be deemed to be, participants in any such proxy solicitation: The Celebrate Express Shareholder Value Committee; Kenneth H. Shubin Stein, MD, CFA; Stephen Roseman, CFA; Matthew
C. Diamond; Spencer Capital Management, LLC ("SCM"); Spencer Capital Opportunity Fund, LP ("SCF"); Spencer Capital Partners, LLC ("SCP"); Spencer Capital Offshore Opportunity Fund, Ltd. ("SCOF"); Spencer Capital Offshore Partners, LLC ("SCOP"); Thesis Capital Management, LLC ("TCM"); Thesis Capital, LP ("TC"); and Thesis Capital Master Fund Limited ("TCMF"). Certain of these persons hold direct or indirect interests through the beneficial ownership of common stock as follows: Dr. Shubin Stein and SCM - 1,200,697 shares; SCF and SCP - 718,995 shares; SCOF and SCOP - 481,702 shares; Mr. Roseman and TCM - 286,099 shares; TC
- 53,147 shares; and TCMF - 232,952 shares. Except as set forth above, none of the participants has any direct or indirect interests, by security holdings or otherwise, required to be disclosed herein, other than the interests of Dr. Shubin Stein and Messrs. Roseman and Diamond in being nominated and elected as directors of the Company.